Exhibit 20.4
Page 1 of 4

Navistar Financial 1994-C Owner Trust
For the Month of August 1996
Distribution Date of September 20, 1996

Original Pool Amount                  $315,029,921.60

Beginning Pool Balance                $146,700,500.27
Beginning Pool Factor                       0.4656716

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $6,108,052.22
  Interest Collected                    $1,192,744.00

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $287,227.38
Total Additional Deposits                 $287,227.38

Repos/Chargeoffs                          $106,774.26
Aggregate Number of Notes Charged Off              42

Total Available Funds                   $7,588,023.60

Ending Pool Balance                   $140,485,673.79
Ending Pool Factor                          0.4459439

Servicing Fee                             $122,250.42

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                     $8,840,855.92
  Target Percentage                              6.00%
  Target Balance                        $8,429,140.43
  Minimum Balance                       $6,615,628.35
  (Release)Seller Interest Only          ($411,715.49)
  Ending Balance                        $8,429,140.43

                                            Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                             985,958.10      698
    31-60 days                             230,971.42      184
    60+ days                                78,471.58       45

    Total                                1,295,401.10      712

  Balances:
    60+ days                             1,215,340.46       45

Memo Item - Reserve Account
  Prior Month                           $8,802,030.02
  + Invest. Income                          38,825.90
  - Transfer to/from Collections Account         0.00
  Line Item #16                         $8,840,855.92

Exhibit 20.4
Page 2 of 4

Navistar Financial 1994-C Owner Trust
For the Month of August 1996

                                                              NOTES
                                       TOTAL        CLASS A-1        CLASS A-2       CERTIFICATES
Original
 Pool Amount Dist.:             $315,029,921.60  $207,000,000.00   $97,000,000.00   $11,029,921.60
 Distribution Percentages (1)                             96.50%           0.000%            3.50%
 Coupon                                                   7.650%           8.000%           8.300%

Beginning Pool Balance          $146,700,500.27
Ending Pool Balance             $140,485,673.79

Collected Principal               $6,108,052.22
Collected Interest                $1,192,744.00
Charge-Offs                         $106,774.26
Liquidation Proceeds/Recoveries     $287,227.38
Servicing                           $122,250.42
Cash Transfer (to)/from Reserve Account   $0.00
Total Collections Available
    for Debt Service              $7,465,773.18

Beginning Balance               $146,387,477.09   $42,584,335.06   $97,000,000.00    $6,803,142.03

Interest Due                        $965,196.88      $271,475.14      $646,666.67       $47,055.07
Interest Paid                       $965,196.88      $272,475.14      $646,666.67       $47,055.07
Principal Due                     $6,214,826.48    $5,997,307.55            $0.00      $217,518.93
Principal Paid                    $6,214,826.48    $5,997,307.55            $0.00      $217,518.93

Ending Balance                  $140,172,650.61   $36,587,027.51   $97,000,000.00    $6,585,623.10
Note/Certificate Pool Factor
  (Ending Balance/Original Pool Amount)             0.1767489252     1.0000000000     0.5970688949

Total Distributions               $7,180,023.36    $6,268,782.69      $646,666.67      $264,574.00

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)  $0.00            $0.00            $0.00            $0.00

Excess Servicing                    $285,749.83

Beginning Reserve Account Balance $8,840,855.92   see also Memo Item on Page 1 regarding reserve account
(Release)/Draw                     ($411,715.49)
Ending Reserve Account Balance    $8,429,140.43

(1) the Noteholder's Percentage will be 100% for each Distribution Date occurring before the Distribution in June 1995, and generally 96.5% thereafter until all of the Notes have been paid in full. No principal distributions to Class A-2 until Class A-1 has been paid in full.

Exhibit 20.4
Page 3 of 4

Navistar Financial 1994-C Owner Trust
For the Month of August 1996
                        This page has been computed as is customarily
                        done.   See page 4  of  4  for adjustment computations.

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                 5                4               3                 2                1
                              Apr 1996         May 1996        June 1996        July 1996         Aug 1996
Beg. Pool Balance        $181,538,444.79  $173,849,355.84  $167,011,774.21  $159,114,542.69  $146,700,500.27


A) Loss Trigger:
Principal of Contracts
  Charged off                $334,635.60      $182,757.53      $231,605.30    $3,114,017.80      $106,774.26
Recoveries                   $147,769.44      $525,610.91      $271,914.87    $3,436,846.72      $287,227.38

Total Charged off
  (Months 5,4,3)             $748,998.43
Total Recoveries
  (Months 3,2,1)            3,995,988.97
Net Loss/(Recoveries)
  for 3 Mos.              ($3,246,990.54)(a)

Total Balance
  (Months 5,4,3)         $522,399,574.84(b)

Loss Ratio [(a/b)(12)]          -7.4586%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                               $4,834,830.90    $2,779,264.98    $1,215,340.46
  As % of Beginning
    Pool Balance                                                2.89490%         1.74671%         0.82845%
  Three Month Average                                           1.42033%         1.74970%         1.82335%

Trigger:
  Is Average> 2.0%                    No

Exhibit 20.4
Page 4 of 4

Navistar Financial 1994-C Owner Trust
For the Month of August 1996

     SPECIAL REPORT The  recent  bankruptcy of one large  obligor  has created a distortion in the loss statistics as customarily reported (see page 3 of 4). The loss trigger formula is based on the assumption that recoveries follow losses by approximately 60 days. The distortion appears since, in this case, repossessions and recoveries occurred in the same month. Presented below are loss statistics restated to show pool loss activity without the impact of this obligor. These statistics more fairly portray the overall performance of this pool.

                                 5                 4                 3                 2                 1
                              Apr 1996          May 1996         June 1996         July 1996          Aug 1996
Beg. Pool Balance        $178,505,378.16*  $170,816,289.21*  $163,978,707.58*  $156,081,476.06*  $146,700,500.27

Loss Trigger (*computed without bankrupt obligor):
Principal of Contracts
  Charged off                $334,635.60       $182,757.53       $231,605.30        $80,951.17*      $106,774.26
Recoveries                   $147,769.44       $525,610.91       $271,914.87       $383,042.37*      $287,227.38

Total Charged off
  (Months 5,4,3)             $748,998.43
Total Recoveries
  (Months 3,2,1)              942,184.62*
Net Loss/(Recoveries)
  for 3 Mos.                ($193,186.19)*(a)

Total Balance
  (Months 5,4,3)         $513,300,374.95*(b)

Loss Ratio Annualized [(a/b)(12)]-0.4516%* restated]           VS.                         -7.4586% [Entire Pool
(see page 3)]

Trigger:
  Is Ratio> 1.5%                   No*                            No


**This special report began in February 1996. At that point a substantial number of vehicles were repossessed from a large, bankrupt obligor. In
  July 1996, Navistar Financial repossessed all remaining vehicles from this obligor. The July activity is now creating the same type of distortion
  (described above) caused by the February activity. Therefore, the above additional information will be provided monthly as long as the effect of this event continues to exist, which will be the December 1996 Settlement
  Statement.**

  Navistar Financial Corporation


by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer